Filed Pursuant to Rule 424(b)(5)
Registration No. 333-298165

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 10, 2026)

210,526,315 Shares

COMMON STOCK

We are offering 210,526,315 shares of our common stock, par value $0.001 per share (“common stock”). Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “INTC.” On August 10, 2026, the last reported sale price of our common stock on Nasdaq was $97.52 per share.

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 27, 2025, our Quarterly Report on Form 10-Q for the quarter ended March 28, 2026 and our Quarterly Report on Form 10-Q for the quarter ended June 27, 2026.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$95.00	$19,999,999,925
Underwriting discounts and commissions(1)	$1.5675	$329,999,999
Proceeds, before expenses, to Intel Corporation	$93.4325	$19,669,999,926

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option to purchase, exercisable within a 30-day period, up to an additional 31,578,947 shares of our common stock.

The underwriters expect to deliver the shares of common stock to purchasers on or about August 12, 2026.

Joint Book-Running Managers

J.P. Morgan	Goldman Sachs & Co. LLC	Morgan Stanley	Citigroup

Book-Running Managers

Barclays	BofA Securities	BNP PARIBAS	Credit Agricole CIB	Deutsche Bank Securities

Mizuho	RBC Capital Markets	TD Securities	Wells Fargo Securities	Cantor

Co-Managers

Academy Securities	COMMERZBANK	PJT Partners

Blaylock Van, LLC	C.L. King & Associates	Ramirez & Co., Inc.

The date of this prospectus supplement is August 10, 2026.

PROSPECTUS SUPPLEMENT

S-i

We have not, and the underwriters have not, authorized anyone to provide you any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than their respective dates or as of any earlier date as of which such information is given. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or required by the context, as used in this prospectus supplement, the terms “we,” “our,” “us” and “Intel” refer to Intel Corporation and its consolidated subsidiaries.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering of common stock. If the description of common stock we may offer in the accompanying prospectus is different from the description of this offering of common stock in this prospectus supplement, you should rely on the information contained in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement before deciding whether to invest in the common stock offered by this prospectus supplement.

You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus to which we have referred you to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the shares of common stock offered by this prospectus supplement.

S-iii

WHERE YOU CAN FIND MORE INFORMATION

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and information statements and amendments to reports filed or furnished pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “SEC”). The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.

This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Intel and the common stock offered by this prospectus supplement, reference is hereby made to the registration statement. The registration statement, including the exhibits thereto, may be obtained at the SEC’s website set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

S-iv

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

•	our Annual Report on Form 10-K for the fiscal year ended December 27, 2025, filed with the SEC on January 23, 2026 (the “2025 Form 10-K”);

•

our Quarterly Reports on Form 10-Q for the periods ended March  28, 2026, filed with the SEC on April  24, 2026 (the “Q1 2026 Form 10-Q”), and June  27, 2026, filed with the SEC on July 24, 2026 (the “Q2 2026 Form 10-Q”);

•	information specifically incorporated by reference into the 2025 Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 24, 2026;

•

our Current Reports on Form 8-K, filed with the SEC on December  29, 2025, January  23, 2026, March  3, 2026 (Item 8.01 only), April  3, 2026, April  8, 2026, April  24, 2026, April  30, 2026 and May 15, 2026; and

•	the description of our common stock contained in Exhibit 4.20 to the 2025 Form 10-K and any subsequent amendments and reports filed for the purpose of updating that description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering will be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference (i) any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items, including information furnished under Items 2.02 or 7.01 of Form 8-K (and any related Item 9.01), or (ii) any Form SD, unless, in either case, otherwise specified in such current report, or in such form or in a particular prospectus supplement.

Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may obtain copies of any of these filings from us as described below, through the SEC or through the SEC’s internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by requesting them from our Investor Relations department, at the following address:

Investor Relations Manager

2200 Mission College Blvd.

M/S RNB4-131

Santa Clara, CA 95054-1549

(800) 628-8686

www.intc.com

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in the shares of common stock. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors” in this prospectus supplement, in the 2025 Form 10-K, in the Q1 2026 Form 10-Q, in the Q2 2026 Form 10-Q and in the documents that we subsequently file with the SEC as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

INTEL CORPORATION

We are a global designer and manufacturer of semiconductor products. The central processing units (“CPUs”) and other semiconductor solutions that we design, manufacture, market, sell and service are incorporated in computing and related end products and services, and utilized globally by consumers, enterprises, governments and educational organizations. Our customers primarily include original equipment manufacturers (“OEMs”), original design manufacturers, cloud service providers, and other manufacturers and service providers, such as industrial and communication equipment manufacturers. We market and sell our products through a combination of direct sales through our global sales organization and indirect channels, including distributors, resellers, retailers and OEM partners.

As a U.S.-based integrated design manufacturer, in addition to designing CPUs and other semiconductor products, we develop leading-edge semiconductor manufacturing process technologies (“nodes”) and advanced packaging technologies and predominantly manufacture our semiconductor products at our manufacturing and assembly and test facilities, many of which are in the U.S. We are the only company undertaking research, design and development of leading-edge and next-generation semiconductor manufacturing technologies and high-volume manufacturing of logic semiconductors utilizing leading-edge nodes in the U.S., making us a strategically important company from both a national economic and national security perspective. In addition to manufacturing our own products, we offer third-party foundry services to external customers and aim to establish this business as a leading external foundry.

Our principal executive offices are located at 2200 Mission College Boulevard, Santa Clara, California 95054-1549, telephone number: (408) 765-8080, and our Internet website address is www.intel.com. Information on or accessible through our Internet website is not a part of this prospectus supplement or the accompanying prospectus.

Intel, Arc, Intel Core, FlexRAN, Gaudi, the Intel logo, Thunderbolt and the Thunderbolt logo, Intel vPro and Xeon are trademarks of Intel Corporation or its subsidiaries. All other trademarks, trade names and service marks appearing in this prospectus supplement or the documents incorporated by reference herein are the property of their respective holders.

THE OFFERING

Issuer	Intel Corporation, a Delaware corporation

Common Stock Offered	210,526,315 shares.

Option to Purchase Additional Shares of Our Common Stock	We have granted the underwriters an option for a period of 30 days to purchase up to an additional 31,578,947 shares of our common stock at the public offering price, less underwriting discounts and commissions.

Number of Shares of Our Common Stock to be Outstanding Immediately After This Offering(1)	5,253,490,564 shares (or 5,285,069,511 shares if the underwriters’ option to purchase additional shares from us is exercised in full).

Use of Proceeds	We expect to receive net proceeds of approximately $19.67 billion from the sale of the common stock offered hereby (or approximately $22.62 billion if the underwriters exercise in full their option to purchase additional shares of our common stock), after deducting the underwriting discounts and commissions and expenses. We intend to use the net proceeds from the offering of common stock for general corporate purposes, which may include, but are not limited to, capital expenditures and working capital.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” in this prospectus supplement, in the 2025 Form 10-K, in the Q1 2026 Form 10-Q, in the Q2 2026 Form 10-Q and in the documents that we subsequently file with the SEC as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in any of the shares of common stock offered hereby.

Transfer Agent and Registrar	Computershare Trust Company, N.A.

Nasdaq Global Select Market Symbol For Our Common Stock	“INTC”

(1)	The number of shares of common stock to be outstanding immediately after this offering:

•	is based on 5,043 million shares of our common stock issued and outstanding as of June 27, 2026;

•	includes the 210,526,315 shares of common stock that we are offering pursuant to this prospectus supplement; and

•	excludes (i) 119 million shares issuable upon vesting of unvested restricted stock units and performance stock units as of June 27, 2026, (ii) 4 million shares issuable upon vesting and exercise of unvested options as of June 27, 2026, (iii) 368 million and 205 million additional shares authorized for issuance as of June 27, 2026 under our 2006 Equity Incentive Plan and 2006 Stock Purchase Plan, respectively, (iv) 143 million shares held in escrow for the benefit of the United States Department of Commerce (subject to release as we receive disbursements under the Secure Enclave program) as of June 27, 2026, and (v) 241 million shares issuable upon exercise of the warrants that we issued to the U.S. Department of Commerce (subject to adjustment upon certain issuances, including issuances at a price per share less than 95% of the average market price over the preceding 15 trading days, as well as certain distributions, repurchases, business combinations and similar events as well as customary anti-dilution adjustments), which warrants will become exercisable if we cease to directly or indirectly own at least 51% of our foundry business (the “Warrants”), as of June 27, 2026.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to 31,578,947 additional shares of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include all statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. Words such as “accelerate”, “achieve”, “aim”, “ambitions”, “anticipate”, “believe”, “committed”, “continue”, “could”, “designed”, “estimate”, “expect”, “forecast”, “future”, “goals”, “grow”, “guidance”, “intend”, “likely”, “may”, “might”, “milestones”, “next-generation”, “objective”, “on track”, “opportunity”, “outlook”, “pending”, “plan”, “position”, “possible”, “potential”, “predict”, “progress”, “ramp”, “roadmap”, “seek”, “should”, “strive”, “targets”, “to be”, “upcoming”, “will”, “would”, and variations of such words and similar expressions are intended to identify such forward-looking statements, which may include statements regarding:

•	this offering and the use of proceeds therefrom;

•	our business plans and strategy and anticipated benefits therefrom;

•	projections of our future financial performance, including future revenue, gross profits, capital expenditures and cash flows;

•	projected costs and yield trends;

•

future cash requirements, the availability, uses, sufficiency and cost of capital resources, and sources of funding, including for future capital and R&D investments and for returns to stockholders, and credit ratings expectations;

•

future products, services and technologies, and the expected goals, timeline, ramps, progress, availability, production, regulation and benefits of such products, services and technologies, including future process nodes and packaging technologies, product roadmaps, schedules, future product architectures, expectations regarding process performance, per-watt parity and metrics, and expectations regarding product and process competitiveness;

•	internal and external manufacturing plans, including future internal manufacturing volumes, manufacturing expansion plans and the financing therefor, and external foundry usage;

•	future production capacity and product supply;

•	supply expectations, including regarding constraints, limitations, pricing, and industry shortages;

•	plans and goals related to Intel’s foundry business, including with respect to anticipated customers, future manufacturing capacity and service, technology and IP offerings;

•	expected timing and impact of acquisitions, divestitures and other significant transactions;

•	expected completion and impacts of restructuring activities and cost-saving or efficiency initiatives;

•	social and environmental performance goals, measures, strategies and results;

•	our anticipated growth, future market share, customer demand and trends in our businesses and operations;

•	projected growth and trends in markets relevant to our businesses;

•	anticipated trends and impacts related to industry component, substrate and foundry capacity utilization, shortages and constraints;

•	expectations regarding government funding, incentives, policies and priorities;

•	technology trends and developments, including with respect to AI;

•	macroeconomic conditions;

•	geopolitical tensions and conflicts, including with respect to international trade policies in areas such as tariffs and export controls, and their potential impact on our business;

•	tax- and accounting-related expectations;

•	expectations regarding our relationships with certain sanctioned parties; and

•	other characterizations of future events or circumstances.

Such statements involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied, including those associated with:

•	the high level of competition and rapid technological change in our industry;

•	the significant, long-term and inherently risky investments we are making in R&D and manufacturing facilities that may not realize a favorable return;

•	the complexities and uncertainties in developing and implementing new semiconductor products and manufacturing process technologies;

•

our pursuit of Intel 14A and other next-generation leading-edge process technologies, our investments in manufacturing expansion projects to manufacture products using such technologies and our efforts to secure product design wins with and demand commitments from potential significant external customers for the manufacture of products using such technologies;

•	alternative financing arrangements and pursuit of government grants;

•	the U.S. government’s acquisition of significant equity interests in us;

•	changes in product demand and margins;

•

macroeconomic conditions and geopolitical tensions and conflicts, including geopolitical and trade tensions between the U.S. and China, tensions and conflict affecting Israel and the Middle East, rising tensions between mainland China and Taiwan and the impacts of Russia’s war on Ukraine;

•

recently elevated geopolitical tensions, volatility and uncertainty with respect to international trade policies, including tariffs and export controls, impacting our business, the markets in which we compete and the world economy;

•	the evolving market for products with AI capabilities;

•

our complex global supply chain supporting our manufacturing facilities and incorporating external foundries, including from disruptions, delays, trade tensions and conflicts, or shortages, including current industry-wide substrate and memory shortages;

•	product defects, errata and other product issues, particularly as we develop next-generation products and implement next-generation manufacturing process technologies;

•	potential security vulnerabilities in our products;

•	increasing and evolving cybersecurity threats and privacy risks;

•	IP risks including related litigation and regulatory proceedings;

•	the need to attract, retain and motivate key talent;

•	strategic transactions and investments;

•	sales-related risks, including customer concentration and the use of distributors and other third parties;

•	our debt obligations and our ability to access sources of capital;

•	complex and evolving laws and regulations across many jurisdictions;

•	catastrophic events;

•	fluctuations in currency exchange rates;

•	changes in our effective tax rate and applicable tax regimes;

•	environmental, health, safety, and product regulations; and

•	other risks and uncertainties described in the 2025 Form 10-K, in the Q1 2026 Form 10-Q, in the Q2 2026 Form 10-Q and in our other filings with the SEC.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Our actual results may differ materially, and these forward-looking statements do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this prospectus supplement.

This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would affect our business. In light of these factors, the forward-looking events and circumstances discussed in this prospectus supplement or the accompanying prospectus may not occur and actual results can differ materially and adversely from those anticipated or implied in the forward-looking statements. These statements are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

Although we do not undertake, and expressly disclaim, any duty to update any forward-looking statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure may be required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information” in this prospectus supplement.

RISK FACTORS

An investment in our common stock involves certain risks. You should carefully consider the risk factors described below and discussed under the heading “Risk Factors” in the 2025 Form 10-K, in the Q1 2026 Form 10-Q, in the Q2 2026 Form 10-Q and in the documents that we subsequently file with the SEC as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially and adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks or other factors, and you may lose all or part of your investment. Please also read carefully the section above titled “Forward-Looking Statements.”

In addition to the risks relating to us described in our reports set out above and any subsequent filings, the following are additional risks relating to an investment in our common stock.

Risks Related to this Offering

The price of our common stock has been and may continue to be volatile, which could result in substantial losses for investors.

The market price of our common stock may be influenced by many factors, some of which are beyond our control, including those described in this “Risk Factors” section and under the heading “Risk Factors” in the 2025 Form 10-K, in the Q1 2026 Form 10-Q and in the Q2 2026 Form 10-Q, and the following:

•	actual or anticipated fluctuations in our operating results or those of our competitors;

•	announcements by us or our competitors of new products, significant contracts, acquisitions or strategic investments;

•	our growth rate and the growth rates of our competitors;

•	the financial market and general economic conditions;

•	changes in stock market analyst recommendations regarding us, our competitors or the semiconductor industry generally, or lack of analyst coverage of our common stock;

•

a loss of investor confidence in the stock market generally, which could cause the trading price of our common stock to decline for reasons unrelated to our business, financial condition or results of operations;

•	sales of our common stock by our executive officers, directors and significant stockholders or sales of substantial amounts of our common stock;

•	fluctuations in our order or backlog levels;

•	changes in accounting principles; and

•	changes in tax laws and regulations.

In addition, the stock market experiences extreme price and trading volume fluctuations that have often been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations may adversely affect the price of our common stock, regardless of our operating performance. Furthermore, stockholders may initiate securities class action lawsuits if the market price of our stock drops significantly, which may cause us to incur substantial costs and could divert the time and attention of our management. As a result of these factors, among others, the value of your investment may decline.

Future sales or issuances of substantial amounts of our common stock or other equity-linked securities in the public market, or the perception that these sales or issuances may occur, could cause the market price of our common stock to decline.

Future sales of substantial numbers of shares of our common stock by us or our stockholders, directly or indirectly, or securities convertible or exchangeable into shares of our common stock, into the public market, future issuances of substantial numbers of additional shares of our common stock in connection with any future acquisitions or pursuant to employee benefit plans, or the perception that those sales or issuances may occur, could cause the market price of our common stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Future sales or issuances of our common stock or other equity-related securities could be dilutive to holders of our common stock, including purchasers of our common stock in this offering, and could adversely affect their voting and other rights and economic interests.

We have broad discretion in the use of the net proceeds from this offering.

We expect the net proceeds from this offering to be approximately $19.67 billion (or approximately $22.62 billion if the underwriters exercise in full their option to purchase additional shares from us) after deducting the underwriting discounts and commissions and our estimated offering expenses payable by us. Our management will have considerable discretion in the application of net proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. The failure of our management to use these funds effectively could harm our business.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $19.67 billion (or approximately $22.62 billion if the underwriters exercise in full their option to purchase additional shares of our common stock), after deducting the underwriting discounts and commissions and expenses.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, but are not limited to, capital expenditures and working capital.

Pending the final application of the net proceeds from the sale of our common stock, such net proceeds may be held in accordance with our internal investment policy, temporarily invested in cash, cash equivalents and/or high-quality marketable debt investments and other instruments allowed by our investment policy.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, short-term investments, and total capitalization on a consolidated basis as of June 27, 2026:

•	on an actual basis; and

•

on an as adjusted basis after giving effect to the sale of 210,526,315 shares of our common stock in this offering, after deducting expenses and underwriting discounts and commissions, but before use of proceeds, and assuming the underwriters do not exercise their option to purchase additional shares.

You should read the following table along with our consolidated financial statements and the accompanying notes to those statements, together with management’s discussion and analysis of financial condition and results of operations, contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 27, 2026
	Actual	As Adjusted
	(in millions except par value and footnotes)
Cash and cash equivalents	$12,874	$32,540
Short-term investments	16,853	16,853

Total cash and cash equivalents and short-term investments	$29,727	$49,393

Long-term debt, including current maturities:
Fixed-rate senior notes:
3.75%, due March 2027	1,000	1,000
3.15%, due May 2027	1,000	1,000
3.75%, due August 2027	1,250	1,250
4.88%, due February 2028	1,750	1,750
1.60%, due August 2028	1,000	1,000
4.00%, due August 2029	850	850
2.45%, due November 2029	2,000	2,000
5.13%, due February 2030	1,250	1,250
3.90%, due March 2030	1,500	1,500
5.00%, due February 2031	500	500
4.65%, due June 2031	1,000	1,000
2.00%, due August 2031	1,250	1,250
4.15%, due August 2032	1,250	1,250
4.00%, due December 2032	750	750
5.20%, due February 2033	2,250	2,250
5.00%, due August 2033	1,000	1,000
5.15%, due February 2034	900	900
5.30%, due May 2036	2,250	2,250
4.60%, due March 2040	750	750
2.80%, due August 2041	750	750
4.80%, due October 2041	802	802
4.25%, due December 2042	567	567
5.63%, due February 2043	1,000	1,000
4.90%, due July 2045	772	772
4.10%, due May 2046	1,250	1,250
4.10%, due May 2047	1,000	1,000
4.10%, due August 2047	640	640
3.73%, due December 2047	1,967	1,967

	As of June 27, 2026
	Actual	As Adjusted
	(in millions except par value and footnotes)
3.25%, due November 2049	2,000	2,000
4.75%, due March 2050	2,250	2,250
3.05%, due August 2051	1,250	1,250
4.90%, due August 2052	1,750	1,750
5.70%, due February 2053	2,000	2,000
5.60%, due February 2054	1,150	1,150
6.13%, due May 2056	1,750	1,750
3.10%, due February 2060	1,000	1,000
4.95%, due March 2060	1,000	1,000
3.20%, due August 2061	750	750
5.05%, due August 2062	900	900
5.90%, due February 2063	1,250	1,250
6.20%, due May 2066	500	500
Oregon and Arizona bonds(1)
3.80% - 4.10%, due December 2035-2040	423	423
5.00%, due September 2042	131	131
4.00%, due June 2049	438	438
5.00%, due September 2052	445	445

Total senior notes and other borrowings	51,235	51,235
Unamortized premium/discount, issuance costs and other	(416)	(416)
Hedge accounting fair value adjustments	(282)	(282)

Total long-term debt, including current maturities	$50,537	$50,537

Stockholders’ equity:
Preferred stock, $0.001 par value, 50 shares authorized, none issued, actual and as adjusted	—	—
Common stock, $0.001 par value, 10,000 shares authorized, 5,043 shares issued and outstanding, and capital in excess of par value, actual, and 5,253 shares issued and outstanding, as adjusted(2)	$53,780	$73,446
Accumulated other comprehensive income (loss)	(80)	(80)

Retained earnings	33,842	33,842

Non-controlling interests	15,601	15,601

Total stockholders’ equity	$103,143	$122,809

Total capitalization	$153,680	$173,346

(1)	These bonds may be remarketed or tendered on a periodic basis and will be classified within the current portion of long-term debt in the 12 months before remarketing or tendering.
(2)

Excludes (i) 119 million shares issuable upon vesting of unvested restricted stock units and performance stock units as of June 27, 2026, (ii) 4 million shares issuable upon vesting and exercise of unvested options as of June 27, 2026, (iii) 368 million and 205 million additional shares authorized for issuance as of June 27, 2026 under our 2006 Equity Incentive Plan and 2006 Stock Purchase Plan, respectively, (iv) 143 million shares held in escrow for the benefit of the United States Department of Commerce (subject to release as we receive disbursements under the Secure Enclave program) as of June 27, 2026, and (v) 241 million shares, subject to adjustment, issuable upon exercise of the Warrants as of June 27, 2026.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the ownership and disposition of shares of our common stock sold pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the ownership and disposition of shares of our common stock.

This discussion is limited to Non-U.S. Holders that hold shares of our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and any minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding shares of our common stock as part of a straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell shares of our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive shares of our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities, all of the interests of which are held by qualified foreign pension funds.

If an entity or other arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding shares of our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF

THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of shares of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

Distributions of cash or property on shares of our common stock will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of shares of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder timely furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above, provided the proper certification requirements are satisfied. To claim the exemption, the Non-U.S. Holder must timely furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of shares of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	shares of our common stock constitute U.S. real property interests (“USRPIs”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of shares of our common stock, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of shares of our common stock will not be subject to U.S. federal income tax (including withholding tax) if shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of shares of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on shares of our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person and the holder either certifies its non-U.S. status, such as by timely furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on shares of our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of shares of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of shares of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, shares of our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on shares of our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. The preamble to the proposed Treasury Regulations provides that taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in shares of our common stock.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC	39,510,404
Goldman Sachs & Co. LLC	33,831,089
Morgan Stanley & Co. LLC	33,831,089
Citigroup Global Markets Inc.	33,831,089
Barclays Capital Inc.	14,230,926
BofA Securities, Inc.	14,230,926
BNP Paribas Securities Corp.	4,935,129
Credit Agricole Securities (USA) Inc.	4,935,129
Deutsche Bank Securities Inc.	4,935,129
Mizuho Securities USA LLC	4,935,129
RBC Capital Markets, LLC	4,935,129
TD Securities (USA) LLC	4,935,129
Wells Fargo Securities, LLC	4,935,129
Academy Securities, Inc.	2,212,974
Commerz Markets LLC	2,212,974
Cantor Fitzgerald & Co.	652,795
PJT Partners LP	652,795
Blaylock Van, LLC	261,117
C.L. King & Associates, Inc.	261,117
Samuel A. Ramirez & Company, Inc.	261,117

Total	210,526,315

The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.9405 per share. After the initial offering of the shares to the public, if all of the shares of common stock are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 31,578,947 additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $1.5675 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without exercise of option to purchase additional shares	With full exercise of option to purchase additional shares
Per Share	$1.5675	$1.5675
Total	$329,999,999	$379,499,998

We estimate that the total expenses of this offering to be paid by us, excluding the underwriting discounts and commissions, will be approximately $3.95 million. The underwriters have agreed to reimburse us for certain expenses in connection with this offering.

Lip-Bu Tan, our Chief Executive Officer, and one of his family members have agreed to purchase $12 million of the shares being offered in this offering at the public offering price. The underwriters will receive the same discount on shares of common stock purchased by such persons as they will from any other shares of common stock sold to the public in this offering.

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. for a period ending on the earlier of (1) 90 days after the date of this prospectus supplement and (2) the date that we publicly announce our earnings for the quarter ending September 26, 2026, other than (A) the shares of our common stock to be sold in this offering; (B) any shares of common stock issued upon the exercise or settlement of equity awards; (C) grants made under existing employee compensation plans; (D) the issuance of up to 5% of the outstanding shares of common stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, common stock, immediately following the closing of this offering, in acquisitions or other strategic transactions; (E) any shares of our common stock issued or released under the CHIPS Act Secure Enclave program described herein; and (F) any shares of our common stock issued upon the exercise of warrants outstanding on the date hereof and described herein.

Our directors and executive officers (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 30 days after the date of this prospectus supplement, may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock, or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock (such shares of our common stock, options, rights, warrants or other securities, collectively, “lock-up securities”), including without limitation any such lock-up securities currently beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or hereafter acquired by the lock-up party, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed or intended to, or which reasonably could be expected to lead to or result in, a sale, loan, pledge or other disposition (whether by the lock-up party or someone other than the lock-up party), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement described in clause (i) or (ii) above (or instrument provided for thereunder) would be settled by delivery of our common stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “transfer”), (iii) make any demand for or exercise any right with respect to the registration of any lock-up securities or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including:

(a)

transfers of the lock-up securities (i) as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes, (ii) upon death by will, testamentary document or intestate succession, (iii) to any member of the lock-up party’s immediate family or to any trust for the direct or indirect benefit of the lock-up party or an immediate family member of the lock-up party or, if the lock-up party is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust, (iv) to a partnership, limited liability company or other entity of which the lock-up party and the immediate family of the lock-up party are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(i) through (iv) above, (vi) if the lock-up party is a corporation, partnership, limited liability company or other business entity, (A) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity which fund or entity is controlled or managed by the lock-up party or affiliates of the lock-up party, or (B) as part of a distribution by the lock-up party to its stockholders, partners, members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders, (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (viii) to the Company from an employee or service provider of the Company upon death, disability or termination of employment, in each case, of such employee or service provider, (ix) in connection with a sale of the lock-up party’s shares of our common stock acquired (A) from the underwriters in this offering or (B) in open market transactions after the closing date of this offering, (x) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our common stock (including, in each case, by way of “net” or “cashless” exercise), including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, as described or incorporated by reference in this prospectus supplement, provided that any securities received upon such vesting, settlement, exercise or conversion will be subject to a lock-up agreement, or (xi) pursuant to a trading plan established in accordance with Rule 10b5-1 under the Exchange Act; provided that (A) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, such transfer or distribution shall not involve a disposition for value, and (B) in the case of clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, is required to sign a lock-up agreement;

(b)	entry into a 10b5-1 trading plan, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the lock-up period; and

(c)

transfers of the lock-up securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of our common stock involving a change of control transaction; provided that in the event that such change of control transaction is not completed, the lock-up securities shall remain subject to the provisions of the lock-up agreement.

J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “INTC.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Exchange Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Selling Restrictions

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any securities may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a “qualified investor” as defined under the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall result in a requirement for the company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and the company that it is a qualified investor within the meaning of Article 2 of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 1(4) of the Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

This prospectus has been prepared on the basis that the offering of the securities falls within one of the exceptions specified in Part 1 of Schedule 1 of the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) and, accordingly, there will not be a prospectus prepared or published for the purposes of the POATRs. This prospectus does not constitute a prospectus for the purposes of the POATRs.

An offer to the public of any shares may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any shares may be made at any time under the following exemptions:

(a)	at any time to any legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs;

(b)

at any time to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATRs) in the United Kingdom subject to obtaining the prior consent of the relevant underwriters nominated by us for any such offer; or

(c)	at any time in any other circumstances falling within Part 1 of Schedule 1 to the POATRs.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, us or the securities has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, FINMA, and the offer of securities has not been and will not be authorized under CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the securities.

Japan

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of, Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in this prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the securities be circulated, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement, or other disclosure document under Chapter 6D.2 of the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise, or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances and, if necessary, seek expert advice on those matters.

Dubai International Financial Centre (“DIFC”)

This prospectus relates to an “Exempt Offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, qualified investors listed in the first addendum, or the Addendum, to the Israeli Securities Law. Qualified investors may be required to submit written confirmation that they fall within the scope of the Addendum.

Brazil

The offer and sale of the securities have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No. 160, dated 13 July 2022, as amended, or unauthorized distribution under Brazilian laws and regulations. The securities may only be offered to Brazilian Professional Investors (as defined by applicable CVM regulation), who may only acquire the securities through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these securities on regulated securities markets in Brazil is prohibited.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 27, 2025, and the effectiveness of our internal control over financial reporting as of December 27, 2025, as set forth in their reports, which are incorporated by reference in this prospectus supplement and the accompanying registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

INTEL CORPORATION

COMMON STOCK

We or selling securityholders may, from time to time, offer to sell common stock (referred to in this prospectus as the “common stock” or the “securities”). Each time we or selling securityholders sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus, the applicable prospectus supplement, any related free writing prospectus prepared by or on behalf of us for that offering and any document we incorporate by reference carefully before you invest in our securities.

Our common stock is listed on the Nasdaq Global Select Market® under the symbol “INTC.”

Investing in our securities involves a high degree of risk. See the “Risk Factors” section of our filings with the U.S. Securities and Exchange Commission and the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 10, 2026.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. We or selling securityholders may, from time to time, offer and sell common stock pursuant to this prospectus.

Each time we or selling securityholders sell securities pursuant to this prospectus, we will describe, in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering. In each prospectus supplement we will include the following information, if applicable:

•	the amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of any underwriters or agents through or to which we will sell the securities;

•	any compensation of those underwriters or agents; and

•	information about any securities exchanges or automated quotation systems on which the securities are listed or traded.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

THE COMPANY

We are a global designer and manufacturer of semiconductor products. The central processing units (“CPUs”) and other semiconductor solutions that we design, manufacture, market, sell and service are incorporated in computing and related end products and services, and utilized globally by consumers, enterprises, governments and educational organizations. Our customers primarily include original equipment manufacturers (“OEMs”), original design manufacturers (“ODMs”), cloud service providers (“CSPs”), and other manufacturers and service providers, such as industrial and communication equipment manufacturers. We market and sell our products through a combination of direct sales through our global sales organization and indirect channels, including distributors, resellers, retailers and OEM partners.

As a U.S.-based integrated design manufacturer (“IDM”), in addition to designing CPUs and other semiconductor products, we develop leading-edge semiconductor manufacturing process technologies (“nodes”) and advanced packaging technologies and predominantly manufacture our semiconductor products at our manufacturing and assembly and test facilities, many of which are in the U.S. We are the only company undertaking research, design and development of leading-edge and next-generation semiconductor manufacturing technologies and high-volume manufacturing of logic semiconductors utilizing leading-edge nodes in the U.S., making us a strategically important company from both a national economic and national security perspective. In addition to manufacturing our own products, we offer third-party foundry services to external customers and aim to establish this business as a leading external foundry.

Our principal executive offices are located at 2200 Mission College Boulevard, Santa Clara, California 95054-1549, telephone number: (408) 765-8080, and our Internet website address is www.intel.com. Information on or accessible through our Internet website is not a part of this prospectus.

When used in this prospectus, the terms “the Company,” “Intel,” “issuer,” “we,” “our,” and “us” refer to Intel Corporation and its consolidated subsidiaries, unless otherwise specified.

FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus and the documents that are incorporated by reference in this prospectus contain forward-looking statements that involve a number of risks and uncertainties. Words such as “accelerate”, “achieve”, “aim”, “ambitions”, “anticipate”, “believe”, “committed”, “continue”, “could”, “designed”, “estimate”, “expect”, “forecast”, “future”, “goals”, “grow”, “guidance”, “intend”, “likely”, “may”, “might”, “milestones”, “next-generation”, “objective”, “on track”, “opportunity”, “outlook”, “pending”, “plan”, “position”, “possible”, “potential”, “predict”, “progress”, “ramp”, “roadmap”, “seek”, “should”, “strive”, “targets”, “to be”, “upcoming”, “will”, “would”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Each of the forward-looking statements we make in this prospectus involves risks, uncertainties and assumptions based on information available to us as of the date of this prospectus. Such risks and uncertainties, many of which relate to matters beyond our control, could cause actual results to differ materially and adversely from these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors” of this prospectus and Part I, Item 1A, “Risk Factors” beginning on page 37 of our Annual Report on Form 10-K for the fiscal year ended December 27, 2025, filed with the SEC on January 23, 2026 (the “2025 Form 10-K”), incorporated by reference in this prospectus, and as may be updated in filings we make from time to time with the SEC. The risks described in this prospectus, any prospectus supplement and documents that are incorporated by reference in this prospectus should be carefully reviewed. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date they are made. We do not undertake, and expressly disclaim, any duty to update such forward-looking statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.

RISK FACTORS

Investing in these securities involves certain risks. Before making a decision to invest in these securities, you should carefully consider the risks described under Part I, Item 1A, “Risk Factors” of the 2025 Form 10-K and as may be updated in filings we make from time to time with the SEC, and those described in other documents that we incorporate by reference into this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the provisions of our third restated certificate of incorporation (the “certificate of incorporation”) and our bylaws (the “bylaws”), as amended and restated, each of which is an exhibit to the 2025 Form 10-K, which is incorporated by reference into this prospectus.

Common Stock

Under the certificate of incorporation, Intel is authorized to issue up to ten billion shares of common stock. As of June 27, 2026, there were approximately 5,043 million shares of common stock issued and outstanding. The shares of common stock currently outstanding are fully paid and nonassessable.

Preferred Stock

Under the certificate of incorporation, Intel is authorized to issue up to 50 million shares of preferred stock. The preferred stock may be issued in one or more series, and the board of directors of Intel is expressly authorized (i) to fix the descriptions, powers, preferences, rights, qualifications, limitations, and restrictions with respect to any series of preferred stock and (ii) to specify the number of shares of any series of preferred stock. As of June 27, 2026, there were no shares of preferred stock issued and outstanding.

Bylaws

The board of directors has the authority to repeal, alter or amend the bylaws or adopt new bylaws, subject to certain limitations set forth in the bylaws.

No Preemptive, Redemption or Conversion Rights

The common stock is not redeemable, is not subject to sinking fund provisions, does not have any conversion rights and is not subject to call. Holders of shares of common stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of stock of Intel.

Voting Rights

Holders of shares of common stock have one vote per share in all elections of directors and on all other matters submitted to a vote of stockholders of Intel. Holders of shares of common stock do not have cumulative voting rights.

Board of Directors

The board of directors is not classified. Our bylaws establish that the size of the whole board of directors shall be fixed from time to time by a duly adopted resolution of the board of directors.

No Action by Stockholder Consent

The certificate of incorporation prohibits action that is required or permitted to be taken at any annual or special meeting of stockholders of Intel from being taken by the written consent of stockholders without a meeting.

Power to Call Special Stockholder Meeting

Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws. Pursuant to our bylaws, special meetings of the stockholders may be called, for any purpose or purposes, by the Chairman of the board of directors, the Chief Executive Officer or the board of directors at any time. In addition, a special meeting of the stockholders of Intel shall be called by the board of directors upon written request to the Corporate Secretary of one or more stockholders owning in the aggregate not less than fifteen percent (15%) of the outstanding shares entitled to vote on the matter or matters to be brought before the proposed special meeting.

Proxy Access Nominations

Under our bylaws, a stockholder (or a group of up to 20 stockholders) who has held at least 3% of our common stock for three years or more may nominate a director and have that nominee included in our proxy materials, provided that the stockholder and nominee satisfy the requirements specified in our bylaws. Any stockholder who intends to use these procedures to nominate a candidate for election to the board of directors for inclusion in our proxy statement must satisfy the requirements specified in our bylaws.

Dividend Rights

Subject to the preferences applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive dividends, if any, as and when declared, from time to time, by the board of directors out of funds legally available therefor.

Liquidation, Dissolution or Similar Rights

Subject to the preferences applicable to any outstanding shares of preferred stock, upon liquidation, dissolution or winding up of the affairs of Intel, the holders of common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in the net assets of Intel available for distribution to holders of stock of Intel.

Forum Selection Clause

Under our bylaws, unless Intel consents in writing to the selection of an alternative forum, the sole and exclusive forum for making certain types of claims shall be the Delaware Court of Chancery (except that, in the event the Delaware Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, then the sole and exclusive forum for such action or proceeding shall be the federal district court for the District of Delaware). This provision applies to (a) any derivative action or proceeding brought on behalf of Intel, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of Intel to Intel or our stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or Intel’s certificate of incorporation or bylaws, (d) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the Delaware General Corporation Law.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us or by a selling securityholder:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the Nasdaq Global Select Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities.

To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Gibson, Dunn & Crutcher LLP, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 27, 2025, and the effectiveness of our internal control over financial reporting as of December 27, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and information statements and amendments to reports filed or furnished pursuant to the Exchange Act with the SEC. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available on the SEC’s website at https://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS PREPARED BY OR ON BEHALF OF US OR TO WHICH WE HAVE REFERRED YOU. WE TAKE NO RESPONSIBILITY AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition. You should not assume that the information provided in this prospectus or the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Intel SEC Filings (File No. 000-06217)	Period
Annual Report on Form 10-K (including the portions of our proxy statement for our 2026 annual meeting of stockholders incorporated by reference therein)	Year ended December 27, 2025
Quarterly Report on Form 10-Q	Period ended March 28, 2026
Quarterly Report on Form 10-Q	Period ended June 27, 2026
Current Reports on Form 8-K	Filed on December 29, 2025, January 23, 2026, March 3, 2026 (Item 8.01 only), April 3, 2026, April 8, 2026, April 24, 2026, April 30, 2026 and May 15, 2026

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the applicable securities under this prospectus. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. We are not incorporating by reference (i) any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K or (ii) any Form SD, that, in either case, we may file with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement.

You may obtain copies of any of these filings through Intel as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them from our Investor Relations department, at the following address:

Investor Relations Manager

2200 Mission College Blvd.

M/S RNB4-131

Santa Clara, CA 95054-1549

(800) 628-8686

www.intc.com

210,526,315 Shares

COMMON STOCK

Prospectus Supplement

August 10, 2026

Joint Book-Running Managers

J.P. Morgan	Goldman Sachs & Co. LLC	Morgan Stanley	Citigroup

Book-Running Managers

Barclays	BofA Securities	BNP PARIBAS	Credit Agricole CIB	Deutsche Bank Securities

Mizuho	RBC Capital Markets	TD Securities	Wells Fargo Securities	Cantor

Co-Managers

Academy Securities	COMMERZBANK	PJT Partners
Blaylock Van, LLC	C.L. King & Associates	Ramirez & Co., Inc.